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                                     BYLAWS
                                       OF
                             NATIONAL LAMPOON, INC.
                            (A DELAWARE CORPORATION)
                          (AS ADOPTED AUGUST 27, 2002)

ARTICLE 1. OFFICES

     SECTION 1.1 PRINCIPAL OFFICE. The principal executive office for the transaction of the business of this corporation shall be at 10850 Wilshire Boulevard, Suite 100, Los Angeles, California 90024. The Board of Directors is hereby granted full power and authority to change the location of the principal executive office from one location to another.

     SECTION 1.2 OTHER OFFICES. One or more branch or other subordinate offices may at any time be fixed and located at such place or places within or without the State of Delaware as the Board of Directors deems appropriate.

ARTICLE 2. DIRECTORS

     SECTION 2.1 EXERCISE OF CORPORATE POWERS. Except as otherwise provided by these Bylaws, by the Certificate of Incorporation of this corporation as in effect from time to time, or by the laws of the State of Delaware now or hereafter in force, the business and affairs of this corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

     SECTION 2.2 NUMBER. Initially, the number of directors of this corporation shall be one (1). Immediately upon the filing of a Certificate of Merger with the Delaware Secretary of State, reflecting the merger of J2 Communications with and into this corporation, with this corporation being the survivor, then, without further action by the stockholders or Board of Directors, the number of directors of this corporation shall be increased to seven (7).

     SECTION 2.3 POWERS AND DUTIES. Without limiting the generality or extent of the general corporate powers to be exercised by the Board of Directors pursuant to Section 2.1 of these Bylaws, it is hereby provided that the Board of Directors shall have full power with respect to the following matters:

          (a) To purchase, lease, and acquire any and all kinds of property, real, personal or mixed, and at its discretion to pay therefor in money, in property and/or in stocks, bonds, debentures or other securities of this corporation.

          (b) To enter into any and all contracts and agreements which in its judgment may be beneficial to the interests and purposes of this corporation.

          (c) To fix and determine and to vary from time to time the amount or amounts to be set aside or retained as reserve funds or as working capital of this corporation or for maintenance, repairs, replacements or enlargements of its properties.


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               (d) To declare and pay dividends in cash, shares and/or property out of any funds of this corporation at the time legally available for the declaration and payment of dividends on its shares.

               (e) To adopt such rules and regulations for the conduct of its meetings and the management of the affairs of this corporation as it may deem proper.

               (f) To prescribe the manner in which and the person or persons by whom any or all of the checks, drafts, notes, bills of exchange, contracts and other corporate instruments shall be executed.

               (g) To accept resignations of directors and, in case of vacancy in the office of directors, to fill the same to the extent provided in
          Section 2.6 hereof.

               (h) To create offices in addition to those for which provision is made by law or these Bylaws; to elect and remove at pleasure all officers of this corporation, fix their terms of office, prescribe their powers and duties, limit their authority and fix their salaries in any way it may deem advisable which is not contrary to law or these Bylaws; and, if it sees fit, to require from the officers or any of them security for faithful service.

               (i) To designate some person to perform the duties and exercise the powers of any officer of this corporation during the temporary absence or disability of such officer.

               (j) To appoint or employ and to remove at pleasure such agents and employees as it may see fit, to prescribe their titles, powers and duties, limit their authority, and fix their salaries in any way it may deem advisable which is not contrary to law or these Bylaws; and, if it sees fit, to require from them or any of them security for faithful performance.

               (k) To fix a time in the future, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action for which it is fixed, as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting, or entitled to receive any payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any rights in respect of any other lawful action; and in such case only stockholders of record on the date so fixed shall be entitled to notice of and to vote at the meeting or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of this corporation after any record date fixed as aforesaid. The Board of Directors may close the books of this corporation against transfers of shares during the whole or any part of such period.

               (l) To fix and locate from time to time the principal office for the transaction of the business of this corporation and one or more branch or other subordinate office or offices of this corporation within or without the State of Delaware; to designate any place within or without the State of Delaware for the holding of any meeting or meetings of the stockholders or the Board of Directors, as provided in Sections 10.1 and 11.1 hereof; to adopt, make and use a corporate seal, and to prescribe the forms of certificates for shares and to alter the form of such seal and of such certificates from time to time as in its judgment it may deem best, provided such seal and such certificates shall at all times comply with the provisions of law now or hereafter in effect.


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               (m) To authorize the issuance of shares of stock of this
          corporation in accordance with the laws of the State of Delaware and the Certificate of Incorporation of this corporation.

               (n) Subject to the limitation provided in Articles 14 hereof, to adopt, amend or repeal from time to time and at any time these Bylaws and any and all amendments thereof.

               (o) To borrow money and incur indebtedness on behalf of this corporation, including the power and authority to borrow money from any of the stockholders, directors or officers of this corporation, and to cause to be executed and delivered therefor in the corporate name promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefore; the note or other obligation given for any indebtedness of this corporation, signed officially by any officer or officers thereunto duly authorized by the Board of Directors shall be binding on this corporation.

               (p) To designate and appoint committees of the Board of Directors as it may see fit, to prescribe their names, powers and duties and limit their authority in any way it may deem advisable which is not contrary to law or these Bylaws.

               (q) Generally to do and perform every act and thing whatsoever that may pertain to the office of a director or to a board of directors.

     SECTION 2.4 COMPENSATION. Directors and members of committees may receive such compensation, if any, for their services as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving compensation therefor.

     SECTION 2.5 ELECTION AND TERM OF OFFICE; RESIGNATION. The directors shall be elected annually at the annual meeting of the stockholders. Each director shall hold such office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Any director may resign effective upon giving written notice to the Chairman of the Board, if any, the President, the Secretary or the Board of Directors of this corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective. A reduction of the authorized number of directors shall not remove any director prior to the expiration of such director's term of office.

     SECTION 2.6 VACANCIES. A vacancy or vacancies on the Board of Directors shall exist in case of the death, resignation or removal of any director, or if the authorized number of directors is increased, or if the stockholders fail, at any annual meeting of stockholders at which any director is elected, to elect the full authorized number of directors to be voted for at that meeting. Any vacancy, except for a vacancy created by removal of a director as provided in
Section 2.7 hereof, may be filled in accordance with any applicable procedures for filling same in the Certificate of Incorporation or in a resolution or resolutions of the Board of Directors creating a class or series of stock of this corporation, and in the absence of any such applicable procedures by a person selected by a majority of the remaining directors then in office, whether or not less than a quorum, or by a sole remaining director. Vacancies occurring in the Board of Directors by reason of removal of directors under Section 2.7 shall be filled only by approval of the stockholders. The stockholders may elect a director at any time to fill any vacancy not filled by the directors.


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     SECTION 2.7 REMOVAL. The entire Board of Directors or any individual director may be removed without cause from office by an affirmative vote of a majority of the outstanding shares then entitled to vote at an election of directors. If any or all directors are so removed, new directors may be elected at the same meeting or at a subsequent meeting. If at any time a class or series of shares is entitled to elect one or more directors under authority granted by the Certificate of Incorporation of this corporation, the provisions of this Section shall apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

     SECTION 2.8 INSPECTION. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE 3. OFFICERS

     SECTION 3.1 ELECTION AND QUALIFICATIONS. The officers of this corporation shall consist of a President, Chief Executive Officer (which may be abbreviated as CEO), Chief Operating Officer (which may be abbreviated as COO), one or more Vice Presidents, a Secretary, a Treasurer and/or Chief Financial Officer and such other officers, including, but not limited to, a Chairman of the Board of Directors, and Assistant Secretaries and Assistant Treasurers, as the Board of Directors shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the Board of Directors may prescribe. Any two or more of such offices may be held by the same person. Any CEO, COO, Vice President, Assistant Treasurer or Assistant Secretary, respectively, may exercise any of the powers of the President, the Treasurer and/or Chief Financial Officer, or the Secretary, respectively, as directed by the Board of Directors, and shall perform such other duties as are imposed upon him or her by the Bylaws or the Board of Directors.

     SECTION 3.2 TERM OF OFFICE AND COMPENSATION. The term of office and salary of each of the officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by the Board from time to time at its pleasure, subject to the rights, if any, of an officer under any contract of employment. Any officer may resign at any time upon written notice to this corporation, without prejudice to the rights, if any, of this corporation under any contract to which the officer is a party. If any vacancy occurs in any office of this corporation, the Board of Directors may elect a successor to fill such vacancy.

ARTICLE 4. CHAIRMAN OF THE BOARD

     SECTION 4.1 POWERS AND DUTIES. The Chairman of the Board of Directors, if there be one, shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.


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ARTICLE 5. PRESIDENT AND CHIEF EXECUTIVE OFFICER

     SECTION 5.1 POWERS AND DUTIES. The powers, duties and reporting responsibilities of the President and Chief Executive Officer (which officer is sometimes referred to in these Bylaws simply as the President) are:

               (a) To act as a general manager of this corporation and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of this corporation.

               (b) To preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at all meetings of the Board of Directors. If neither the Chairman of the Board, the President, the Chief Operating Officer nor any Vice President is present at any meeting of the Board of Directors, a President pro tem may be chosen to preside and act at such meeting. If neither the President, the Chief Operating Officer nor any Vice President is present at any meeting of the stockholders, a President pro tem may be chosen to preside at such meeting.

               (c) To affix the signature of this corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the President as limited by Section 12.9 of these Bylaws, should be executed on behalf of this corporation; to sign certificates for shares of stock of this corporation; and, subject to the direction of the Board of Directors, to have general charge of the property of this corporation.

The President shall report directly to the Board.

ARTICLE 6. CHIEF OPERATING OFFICER

     SECTION 6.1 POWERS AND DUTIES. The Chief Operating Officer shall have general operational control of the business and affairs of this corporation and shall report directly to the Board. In case of the absence, disability or death of the President, the Chief Operating Officer shall exercise all of the powers and perform all the duties of the President. The Chief Operating Officer shall also have such additional powers and duties as may be prescribed by the Board.

ARTICLE 7. VICE PRESIDENT, SECRETARY, TREASURER AND/OR CHIEF FINANCIAL OFFICER

     SECTION 7.1 VICE PRESIDENT. The titles, powers and duties of the Vice President or Vice Presidents shall be prescribed by the Board of Directors. In case of the absence, disability or death of both the President and the Chief Operating Officer, the Vice President, or one of the Vice Presidents, shall exercise all of their powers and perform all of their duties. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President and Chief Operating Officer shall be as fixed by the Board of Directors.


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     SECTION 7.2 SECRETARY. The powers and duties of the Secretary are:

               (a) To keep a book of minutes at the principal executive office of this corporation, or such other place as the Board of Directors may order, of all meetings (and actions taken by written consent) of its directors and stockholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

               (b) To keep the seal of this corporation and to affix the same to all instruments which may require it.

               (c) To keep or cause to be kept at the principal executive office of this corporation, or at the office of the transfer agent or agents, a record of the stockholders of this corporation, giving the names and addresses of all stockholders and the number and class of shares held by each, the number and date of certificates issued for shares and the number and date of cancellation of every certificate surrendered for cancellation.

               (d) To keep a supply of certificates for shares of this corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided that so long as this corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of this corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

               (e) To transfer upon the share books of this corporation any and all shares of this corporation; provided that so long as this corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of this corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer and, also, if this corporation then has one or more duly appointed and acting registrars, subject to the reasonable regulations of the registrar to which a new certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 12.3 hereof.

               (f) To make service and publication of all notices that may be necessary or proper and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the President or a Vice President, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of this corporation.

               (g) Generally to do and perform all such duties as pertain to such office and as may be required by the Board of Directors.

     SECTION 7.3 TREASURER AND/OR CHIEF FINANCIAL OFFICER. The powers and duties of the Treasurer and/or Chief Financial Officer are:

               (a) To supervise and control the keeping and maintaining of adequate and correct accounts of this corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.


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               (b) To have the custody of all funds, securities, evidences of indebtedness and other valuable documents of this corporation and, at his or her discretion, to cause any or all thereof to be deposited for the account of this corporation with such depository as may be designated from time to time by the Board of Directors.

               (c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of this corporation.

               (d) To disburse, or cause to be disbursed, all funds of this corporation as may be directed by the President or the Board of Directors, taking proper vouchers for such disbursements.

               (e) To render to the President or to the Board of Directors, whenever either may require, accounts of all transactions as such officer or the Board may require and of the financial condition of this corporation.

               (f) Generally to do and perform all such duties as pertain to such office and as may be required by the Board of Directors.

ARTICLE 8. DIVISIONS

     SECTION 8.1 DIVISIONS. The Board shall have the power, in the exercise its discretion, to appoint additional persons to hold positions and titles such as vice president of a division of the corporation or president of a division of the corporation, or similar such titles, as the business of the corporation may require. The minutes shall clearly state that such persons are non-corporate officers appointed pursuant to this Section of these Bylaws. Each such appointee shall have such title, shall serve in such capacity and shall have such authority and perform such duties as the Board shall determine.

     Appointees may hold titles such as "president" of a division or other group within the corporation, or "vice president" of a division or other group within the corporation. However, any such appointee, absent specific election by the Board as an elected corporate officer, (i) shall not be considered an officer elected by the Board of Directors pursuant to Article 3 of these Bylaws and shall not have the executive powers or authority of corporate officers elected pursuant to such Article 3, (ii) shall not be considered (a) an "officer" of the corporation for the purposes of Rule 3b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Act") or an "executive officer" of the corporation for the purposes of Rule 3b-7 promulgated under the Act, and similarly shall not be considered an "officer" of the corporation for the purposes of Section 16 of the Act (as such persons shall not be given the access to inside information of the corporation enjoyed by officers of the corporation) or an "executive officer" of the corporation for the purposes of Section 14 of the Act or (b) an "officer" for the purposes of Section 142 of the General Corporation Law of the State of Delaware, except in any such case as otherwise required by law, and (iii) shall be empowered to represent himself or herself to third parties as an appointed vice president, etc., only, and shall be empowered to execute documents, bind the corporation or otherwise act on behalf of the corporation only as authorized by the Board of Directors.

     An elected officer of the corporation may also serve in an appointed capacity hereunder.


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ARTICLE 9. COMMITTEES

     SECTION 9.1 APPOINTMENT AND PROCEDURE. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, appoint from among its members one or more committees, each consisting of two or more members who shall serve at the pleasure of the Board of Directors. Each of these committees may make its own rules of procedure subject to Section 11.9 hereof, and shall meet as provided by such rules or by a resolution adopted by the Board of Directors (which resolution shall take precedence). A a majority plus one of the members of each committee shall constitute a quorum, and in every case the affirmative vote of a majority of all members of the committee shall be necessary to the adoption of any resolution by such committee.

     SECTION 9.2 POWERS. Any committee, to the extent provided in the resolution of the Board of Directors appointing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of this corporation in such manner as the committee may deem best for the interests of this corporation, except with respect to:

               (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware law to be submitted to the stockholders for approval;

               (b) the filling of vacancies on the Board of Directors or in the committee;

               (c) the fixing of compensation of the directors for serving on the Board of Directors or on any committee;

               (d) the amendment or repeal of Bylaws or the adoption of new Bylaws;

               (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

               (f) a distribution to the stockholders of this corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; and

               (g) the appointment of other committees of the Board of Directors or the members thereof.

ARTICLE 10. MEETINGS OF STOCKHOLDERS

     SECTION 10.1 PLACE OF MEETINGS. Meetings (whether regular, special or adjourned) of the stockholders of this corporation shall be held at the principal executive office for the transaction of business of this corporation, or at any place within or without the State of Delaware which may be designated by resolution of the Board of Directors.

     SECTION 10.2 ANNUAL MEETINGS. The annual meeting of the stockholders shall be held at the hour and date each year as may be designated by resolution of the Board of Directors. Such annual meetings shall be held at the place provided pursuant to Section 10.1 hereof. Such annual meetings shall be held for the purpose of the election of directors, for the making of reports of the affairs of this corporation and for the transaction of such other business as has been properly brought before the meeting in accordance with Sections 10.9 and 10.11.


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     SECTION 10.3 SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes whatsoever may be called at any time by the President or by the Board of Directors, or by two or more members thereof, or by one or more holders of shares entitled to cast not less than ten percent (10%) of the votes on the record date established pursuant to Section 10.8. Upon request in writing sent by registered mail to the President or Secretary, or delivered to any such officer in person, by any person or persons entitled to call a special meeting of stockholders (such request, if sent by a stockholder or stockholders, must set forth as to each matter the stockholder or stockholders propose to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder or stockholders proposing such business, (iii) the classes and number of shares of the corporation beneficially owned by the stockholder or stockholders and (iv) any material interest of the stockholder or stockholders in such business). It shall be the duty of such officer, subject to the immediately succeeding sentence, to cause notice to be given to the stockholders entitled to vote that a special meeting will be held as requested by the person or persons calling the meeting, the date of which meeting (which shall be set by such officer) shall be not less than thirty-five (35) days nor more than sixty
(60) days after such request or, if applicable, determination of the validity of such request pursuant to the immediately succeeding sentence. Within seven days after receiving such a written request from a stockholder or stockholders of the corporation, the Board of Directors shall determine whether stockholders owning not less than ten percent (10%) of the shares as of the record date established pursuant to Section 10.8 for such request support the call of a special meeting and notify the requesting party or parties of its finding. Notwithstanding anything to the contrary contained in these Bylaws, if the business sought by any stockholder or stockholders to be transacted at such meeting is the election of directors, such request must also contain the information required by, and otherwise comply with, Section 10.9.

     SECTION 10.4 NOTICE OF MEETINGS AND BUSINESS TO BE CONDUCTED. Notice of any meeting of stockholders shall be given in writing not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote thereat by the President, the Secretary or an Assistant Secretary, or other person charged with that duty, or if there be no such officer or person, or in case of his or her neglect or refusal, by any director or stockholder. The notice shall state the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (b) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the stockholders, but any proper matter may be presented at the meeting for such action except that notice must be given or waived in writing of any proposal relating to approval of contracts between the corporation and any director of this corporation, amendment of the Certificate of Incorporation, reorganization of this corporation or distribution of this corporation. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election. Written notice shall be given by this corporation to any stockholder, either (a) personally or (b) by mail or other means of written communication, charges prepaid, addressed to such stockholder at such stockholder's address appearing on the books of this corporation or given by such stockholder to this corporation for the purpose of notice. If a stockholder gives no address or no such address appears on the books of this corporation, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of this corporation is located, or if published at least once in a newspaper of general circulation in the county in which such office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail, postage prepaid, or sent by other means of written communication and addressed as hereinbefore provided. An affidavit of delivery or mailing of any notice in accordance with the provisions of this Section, executed by the President, the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice. If any notice addressed to the stockholder at the address of such stockholder appearing on the books of the corporation is returned to this corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the stockholder upon written demand of the stockholder at the principal executive office of this corporation for a period of one year from the date of the giving of the notice to all other stockholders.


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     SECTION 10.5 PROXIES.

               (a) Every person entitled to vote shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or such person's duly authorized agent and filed with the Secretary of this corporation. No proxy shall be valid (i) after revocation thereof, unless the proxy is specifically made irrevocable and otherwise conforms to this Section and applicable law, or (ii) after the expiration of eleven months from the date thereof, unless the person executing it specifies therein the length of time for which such proxy is to continue in force.

               (b) A proxy may be revoked by a writing delivered to the Secretary of this corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, a written notice of such death or incapacity is received by this corporation. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of the State of Delaware. To the extent not inconsistent with Section 212(e) of the General Corporation Law of the State of Delaware, a proxy which states that it is irrevocable is irrevocable for the period specified therein when it is held by any of the following or a nominee of any of the following: (i) a pledgee, (ii) a person who has purchased or agreed to purchase or holds an option to purchase the shares or a person who has sold a portion of such person's shares in this corporation to the maker of the proxy, (iii) a creditor or creditors of this corporation or the stockholder who extended or continued credit to this corporation or the stockholder in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit and the name of the person extending or continuing the credit, (iv) a person who has contracted to perform services as an employee of this corporation, if a proxy is required by the contract of employment and if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for, (v) a person designated by or under a close corporation stockholder agreement or a voting trust agreement. In addition, a proxy may be made irrevocable if it is given to secure the performance of a duty or to protect a title, either legal or equitable, until the happening of events which, by its terms, discharge the obligation secured by it. Notwithstanding the period of irrevocability specified, the proxy becomes revocable when the pledge is redeemed, the option or agreement to purchase is terminated or the seller no longer owns any shares of this corporation or dies, the debt of this corporation or the stockholder is paid, the period of employment provided for in the contract of employment has terminated or the close corporation stockholder agreement or the voting trust agreement has terminated. In addition, a proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appears on the certificate representing such shares.


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     SECTION 10.6 QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. Shares shall not be counted to make up a quorum for a meeting if voting of such shares at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting.
The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     SECTION 10.7 ADJOURNED MEETINGS. Any stockholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but, except as provided in Section 10.6 hereof, in the absence of a quorum, no other business may be transacted at such meeting. When a meeting is adjourned for more than 30 days or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at a meeting. Except as aforesaid, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken. At any adjourned meeting the stockholders may transact any business which might have been transacted at the original meeting.

     SECTION 10.8 VOTING RIGHTS AND REQUIRED VOTES.

               (a) Only persons in whose names shares entitled to vote stand on the stock records of this corporation at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held or, if some other day be fixed for the determination of stockholders of record pursuant to
          Section 2.3(k) hereof, then on such other day, shall be entitled to vote at such meeting. Subject to any contrary provision in the Certificate of Incorporation, in a resolution or resolutions of the Board of Directors creating or designating the voting and other privileges of a class or series of shares, or in any applicable statute relating to the election of directors or to other particular matters, in which case any such contrary provision shall control as to the voting rights to be exercised, each such person shall be entitled to one vote for each share.

               (b) A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.


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               (c) In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

               (d) Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

               (e) Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series.

     SECTION 10.9 NOMINATION AND QUALIFICATION OF DIRECTORS.

               (a) Only persons who are nominated by, or at the direction of, the Board of Directors, or by a stockholder who has given timely written notice to the secretary of this corporation in accordance with this Section 10.9, will be eligible for election as directors of this corporation. For a person to be qualified to serve as a director of this corporation, such person need not be an employee or stockholder of this corporation during their directorship.

               (b) For any written notice by a stockholder to be timely for purposes of this Section 10.9, such notice must be delivered to or mailed to and received at the principal executive offices of the corporation (i) not less than one hundred twenty (120) days in advance of the annual meeting date, as set by the board of directors, or, if the date of such meeting has not yet been set, one hundred twenty
          (120) days in advance of the month and day the corporation held its annual meeting for the previous year, (ii) if the date of the annual meeting is advanced or delayed by more than thirty (30) days from the month and day the corporation held its annual meeting for the previous year not less than the later of (x) one hundred twenty (120) days prior to such meeting, or (y) the tenth (10th) day following the date on which notice of such meeting is given to stockholders in accordance with the provisions of Section 10.4 of these Bylaws and (iii) with respect to a previously noticed special meeting of stockholders for the election of directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to stockholders in accordance with the provisions of Section 10.4 of these Bylaws. In no event shall any adjournment of an annual meeting commence a new time period for the giving of stockholders' notice as described above.

               (c) A stockholder's notice of nomination must set forth: (i) the name and address of the stockholder who intends to make the nomination, (ii) the name and address of the person or persons to be nominated and as to each such person all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended and Item 7 of Rule 14a-101 thereunder, (iii) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder and (v) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of any stockholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.


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     SECTION 10.10 VOTING PROCEDURES AND INSPECTORS OF ELECTION. Until such time as this corporation is no longer required to do so, this corporation shall comply with the requirements set forth in Section 231 of the General Corporation Law of the State of Delaware (which relate to voting procedures and the appointment of inspectors of election).

     SECTION 10.11 ACTION AT ANNUAL MEETINGS OF STOCKHOLDERS.

               (a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors in accordance with Section 10.4 of these Bylaws, (2) otherwise properly brought before the meeting by or at the direction of the board of directors in accordance with applicable law, or (3) otherwise properly brought before an annual meeting by a stockholder in accordance with
          Section 10.11(b) and 10.11(c) infra or, in the case of nominations for elections to the Board of Directors, in accordance with Section 10.9 above.

               (b) For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. For a stockholder's notice relating to an annual meeting of stockholders to be timely, such notice must be delivered to or mailed to and received at the principal executive offices of the corporation (i) not less than one hundred twenty (120) days in advance of the annual meeting date, as set by the board of directors, or, if the date of such meeting has not yet been set, one hundred twenty (120) days in advance of the month and day the corporation held its annual meeting for the previous year, (ii) if the date of the annual meeting is advanced or delayed by more than thirty (30) days from the month and day the corporation held its annual meeting for the previous year not less than the later of (x) one hundred twenty (120) days prior to such meeting, or (y) the tenth (10th) day following the date on which notice of such meeting is given to stockholders in accordance with the provisions of Section 10.4 of these Bylaws and (iii) with respect to a previously noticed special meeting of stockholders for the election of directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to stockholders in accordance with the provisions of Section 10.4 of these Bylaws. In no event shall any adjournment of an annual meeting commence a new time period for the giving of stockholders' notice as described above.

               (c) A stockholder's notice to the corporation proposing business to be conducted at an annual meeting must set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the classes and number of shares of the corporation beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.


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


               (d) No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 10.11 (and, if applicable, Section 10.9). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 10.11 (and, if applicable, Section 10.9), and, if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

     SECTION 10.12 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Except as otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law of the State of Delaware to be taken, or any action which may be taken, at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice, and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted, shall be delivered to the corporation by delivery to its registered office in Delaware, to its principal place of business wherever located, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Any stockholder giving a written consent, or the stockholder's proxyholders, or a transferee of the shares or a personal representative of the stockholder or their respective proxyholders, may revoke the consent by a writing received by the Secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

     If the consents of all stockholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such stockholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the stockholders without a meeting. The notice shall be given in the manner specified in Section 10.4 and in this corporation's Certificate of Incorporation.

     SECTION 10.13 RECORD DATE FOR STOCKHOLDER NOTICE, VOTING AND GIVING
CONSENT.

               (a) For purposes of determining the stockholders entitled to notice of any meeting or to vote, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty (60) days nor less than ten (10) days before the date of any such meeting, and in this event only stockholders of record on the date so fixed are entitled to notice and to vote, as the case may be, notwithstanding any record date, except as otherwise provided in the General Corporation Law of the State of Delaware.

               (b) For purposes of determining the stockholders entitled to give consent in writing to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten
          (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

               (c) If the Board of Directors does not so fix a record date:


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


                    1. The record date for determining stockholders entitled to notice or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                    2. The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting,
               (i) when no prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, shall be the day on which the first written consent is given, or (ii) when prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to that action.

ARTICLE 11. MEETINGS OF DIRECTORS

     SECTION 11.1 PLACE OF MEETINGS. Meetings (whether regular, special or adjourned) of the Board of Directors of this corporation shall be held at the principal office of this corporation for the transaction of business, as specified in accordance with Section 1.1 hereof, or at any other place within or without the State of Delaware which has been designated from time to time by resolution of the Board or which is designated in the notice of the meeting.

     SECTION 11.2 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held after the adjournment of each annual meeting of the stockholders (which regular directors' meeting shall be designated the "Regular Annual Meeting") and at such other times as may be designated from time to time by resolution of the Board of Directors. Notice of the time and place of all regular meetings shall be given in the same manner as for special meetings, except that no such notice need be given if (a) the time and place of such meetings are fixed by the Board of Directors or (b) the Regular Annual Meeting is held at the principal place of business provided at Section 1.1 hereof and on the date specified in Section 10.2 hereof.

     SECTION 11.3 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, if any, or the President, or any Vice President, or the Secretary or by any two or more directors.

     SECTION 11.4 NOTICE OF SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held upon no less than seven (7) days' notice by mail or seventy-two (72) hours' written notice given or delivered personally or by telegraph or by email or fax to each director. Notice need not be given to any director who signs a waiver of notice or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. Any such notice must set forth with specificity the business proposed to be conducted at the meeting and no other business may be transacted at such meeting unless agreed upon by the vote of five (5) of the directors present at the meeting at which a quorum is present. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the directors are regularly held. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to all directors not present at the time of adjournment. Following any adjournment of any meeting of directors, no business may be conducted at such meeting other than the business proposed to be conducted in the notice of such meeting.


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


     SECTION 11.5 QUORUM. The presence of five (5) of the seven (7) directors elected by the stockholders and appointed to fill vacancies as provided in
Section 2.6 hereof shall constitute a quorum of the Board of Directors for the transaction of business. Except as otherwise provided in these Bylaws, in this corporation's Certificate of Incorporation, in a resolution or resolutions adopted by the Board of Directors with respect to a particular class or series of stock created or authorized by the Board of Directors, or by applicable law, in which case any such provisions will be controlling as to what constitutes the taking of action by the Board of Directors, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place; provided that no business may be transacted after the adjourned meeting is recommenced unless a quorum is present at such time. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

     SECTION 11.6 CONFERENCE TELEPHONE. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear one another. Participation in a meeting pursuant to this Section constitutes presence in person at such meeting.

     SECTION 11.7 WAIVER OF NOTICE AND CONSENT. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     SECTION 11.8 ACTION WITHOUT A MEETING. Any action required or permitted by law to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as the unanimous vote of such directors.

     SECTION 11.9 COMMITTEES. The provisions of this Article 11 apply also to committees of the Board of Directors and action by such committees, mutatis mutandis.

ARTICLE 12. GENERAL PROVISIONS

     SECTION 12.1 INSTRUMENTS IN WRITING. All checks, drafts, demands for money and notes of this corporation, and all written contracts of this corporation, shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time designate. No officer, agent, or employee of this corporation shall have the power to bind this corporation by contract or otherwise unless authorized to do so by these Bylaws or by the Board of Directors.


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     SECTION 12.2 SHARES HELD BY THE CORPORATION. Shares in other corporations standing in the name of this corporation may be voted or represented and all rights incident thereto may be exercised on behalf of the corporation by any officer of this corporation authorized so to do by resolution of the Board of Directors.

     SECTION 12.3 CERTIFICATES OF STOCK. There shall be issued to every holder of shares in this corporation a certificate or certificates signed in the name of this corporation by the Chairman of the Board of Directors, if any, or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by this corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

     SECTION 12.4 LOST CERTIFICATES. Where the owner of any certificate for shares of this corporation claims that the certificate has been lost, stolen or destroyed, a new certificate shall be issued in place of the original certificate if the owner (a) so requests before this corporation has notice that the original certificate has been acquired by a bona fide purchaser, (b) files with this corporation an indemnity bond in such form and in such amount as shall be approved by the President or a Vice President of this corporation, and (c) satisfies any other reasonable requirements imposed by this corporation. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

     SECTION 12.5 CERTIFICATION AND INSPECTION OF BYLAWS. This corporation shall keep at its principal executive or business office the original or a copy of these Bylaws as amended or otherwise altered to date, which shall be open to inspection by the stockholders at all reasonable times during office hours.

     SECTION 12.6 ANNUAL REPORTS. To the extent permitted by applicable law, the making of annual reports to the stockholders under Section 1501 of the California General Corporation Law is dispensed with and the requirement that such annual reports be made to stockholders is expressly waived, except as may be directed from time to time by the Board of Directors or the President.

     SECTION 12.7 FISCAL YEAR. The fiscal year of this Corporation shall end on July 31 of each year.

     SECTION 12.8 OFFICER LOANS AND GUARANTIES. If the corporation has outstanding shares held of record by one hundred (100) or more persons on the date of approval by the Board of Directors, the corporation may make loans of money or property to, or guarantee the obligations of, any officer of the corporation or its parent or subsidiaries, whether or not the officer is a director, upon the approval of the Board of Directors alone. Such approval by the Board of Directors must be determined by a vote of a majority of the disinterested directors, if it is determined that such a loan or guaranty may reasonably be expected to benefit the corporation. In no event may an officer owning two percent (2%) or more of the outstanding common stock of the corporation be extended a loan under this provision.

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

     SECTION 12.9 MAJOR EXPENDITURES. No officer, agent or employee shall have any power or authority to make or authorize to be made any expenditures by or on behalf of the Corporation in excess of $100,000 in a single transaction or series of related transactions without prior approval of a majority of the members of the Board of Directors, which majority must include, so long as at least 10,000 shares of Series B Convertible Preferred Stock are outstanding, at least two of the three Directors elected by the holders of Series B Convertible Preferred Stock.

     SECTION 12.10 INSPECTION RIGHTS OF STOCKHOLDERS. Stockholders of the Corporation shall have those rights of inspection as to corporate records, as are specified in Section 220 of the General Corporation Law of the State of Delaware.

ARTICLE 13. CONSTRUCTION OF BYLAWS WITH REFERENCE TO PROVISIONS OF LAW

     SECTION 13.1 BYLAW PROVISIONS ADDITIONAL AND SUPPLEMENTAL TO PROVISIONS OF LAW. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

     SECTION 13.2 BYLAW PROVISIONS CONTRARY TO OR INCONSISTENT WITH PROVISIONS OF LAW. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which, upon being construed in the manner provided in
Section 13.1 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws, and each article, section, subsection, subdivision, sentence, clause, or phrase thereof, would have been adopted irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.

ARTICLE 14. ADOPTION, AMENDMENT OR REPEAL OF BYLAWS

     SECTION 14.1 BY STOCKHOLDERS. These Bylaws may be adopted, amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. Bylaws specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by the stockholders; provided, however, that a Bylaw or amendment of the Certificate of Incorporation reducing the number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent total more than 16 2/3% of the outstanding shares entitled to vote.

     SECTION 14.2 BY THE BOARD OF DIRECTORS. Subject to the right of stockholders to adopt, amend or repeal Bylaws and except as provided in Section 14.3, Bylaws, other than a Bylaw or amendment thereof specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa, may be adopted, amended or repealed by the Board of Directors. A Bylaw adopted by the stockholders may restrict or eliminate the power of the Board of Directors to adopt, amend or repeal Bylaws.


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     SECTION 14.3 RESTRICTIONS ON DIRECTOR AMENDMENTS. The Board of Directors
may not directly or indirectly amend or repeal in whole or in part Sections 2.2,
6.1 or 12.9 of these Bylaws.

ARTICLE 15. RESTRICTIONS ON TRANSFER OF STOCK

     SECTION 15.1 SUBSEQUENT AGREEMENT OR BYLAW. If (a) any two or more stockholders of this corporation shall enter into any agreement abridging, limiting or restricting the rights of any one or more of them to sell, assign, transfer, mortgage, pledge, hypothecate or transfer on the books of this corporation any or all of the shares of this corporation held by them, and if a copy of said agreement shall be filed with this corporation, or if (b) stockholders entitled to vote shall adopt any Bylaw provision abridging, limiting or restricting the aforesaid rights of any stockholders, then, and in either of such events, all certificates of shares of stock subject to such abridgments, limitations or restrictions shall have a reference thereto endorsed thereon by an officer of this corporation and such certificates shall not thereafter be transferred on the books of this corporation except in accordance with the terms and provisions of such agreement or Bylaw, as the case may be; provided, that no restriction shall be binding with respect to shares issued prior to adoption of the restriction unless the holders of such shares voted in favor of or consented in writing to the restriction.

ARTICLE 16. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

     SECTION 16.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of the State of Delaware, indemnify each of its directors and officers against expenses (including, without limitation, attorneys' fees and any expense of establishing a right to indemnification under this Article 16), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Article 16, a "director" or "officer" of the corporation includes any person (a) who is or was a director or officer of the corporation,
(b) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     SECTION 16.2 INDEMNIFICATION OF OTHERS. The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of the State of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including, without limitation, attorneys' fees and any expense of establishing a right to indemnification under this Article 16), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, arising by reason of the fact that such person is or was an employee or agent of the corporation. For purposes of this Article 16, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the corporation, (b) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.


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     SECTION 16.3 PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred in defending any civil, criminal, action, or proceeding for which indemnification is required pursuant to Section 16.1 or for which indemnification is permitted pursuant to
Section 16.2 following authorization thereof by the Board of Directors, shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this
Article 16.

     SECTION 16.4 INDEMNITY NOT EXCLUSIVE. The indemnification and advancement of expenses provided by this Article 16 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Corporation's Certificate of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     SECTION 16.5 INSURANCE INDEMNIFICATION. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article 16.

     SECTION 16.6 CONFLICTS. No indemnification or advancement of expenses shall be made under this Article 16, except where such indemnification or advancement of expenses is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

                    (a) That it would be inconsistent with a provision of the
               Certificate of Incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                    (b) That it would be inconsistent with any condition
               expressly imposed by a court in approving a settlement.

     SECTION 16.7 MODIFICATION. No modification or repeal of this Article 16 shall adversely affect any right of indemnification of a director or officer existing at the time of such modification or repeal with respect to any act or omission occurring prior to or circumstance existing at the time of such repeal or modification.


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